EXHIBIT 10.71

TERMS OF AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

The form of Performance Share Unit Award Agreement (the “Agreement”), filed as Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, contains blanks where the grantee's name, target number of shares, grant date, vesting date, performance measurement period, shortened performance measurement period start date, and months in term provided under the Agreement vary for each executive.

On January 25, 2021, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of performance goals. The performance share awards were granted with a term of 36 months and vest on January 25, 2024. The performance period start date was January 1, 2021 thereby making the performance period January 1, 2021 through December 31, 2023. The target number of shares for each executive awarded performance shares on January 25, 2021 is listed below.

Executive Officer	Target number of shares
Edward O. Handy III	8,720
Mark K.W. Gim	4,180
Ronald S. Ohsberg	3,250
Kristen L. DiSanto	2,830
James M. Hagerty	2,830
Mary E. Noons	2,830
Kathleen A. Ryan	2,830
William K. Wray	2,830
Dennis L. Algiere	2,080
Debra A. Gormley	2,080
Maria N. Janes	2,080